                                    AMENDMENT
                                       TO
                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated June 8, 1999, by and among AIM Variable Insurance Funds, Principal Life Insurance Company, and Princor Financial Services Corporation (collectively, the "parties") is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

FUNDS AVAILABLE UNDER THE CONTRACTS

                          Series I and Series II shares

AIM V.I. Aggressive Growth Fund
AIM V.I. Balanced Fund (Effective July 1, 2005,
AIM V.I. Balanced Fund will be renamed
AIM V.I. Basic Balanced Fund)
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Dent Demographic Trends Fund
AIM V.I. Diversified Income Fund
AIM V.I. Government Securities Fund
AIM V.I. Growth Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Premier Equity Fund
AIM V.I. Real Estate Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Core Stock  Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Health Sciences Fund (Effective July 1, 2005,
AIM V.I. Health Sciences Fund will be renamed
AIM V.I. Global Health Care Fund)
AIM V.I. Leisure Fund
AIM V.I. Small Company Growth Fund
AIM V.I. Technology Fund
AIM V.I. Total Return Fund
AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

     -    Principal Life Insurance Company Separate Account B

     -    Principal Life Insurance Company Variable Life Separate Account


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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 29, 2005

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim A. Coppedge             By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name: Robert H. Graham
Title: Assistant Secretary              Title: President


                                        PRINCOR FINANCIAL SERVICES CORPORATION


Attest: /s/ Cynthia Switzer             By: /s/ Ernie Gillum
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                        PRINCIPAL LIFE INSURANCE COMPANY


Attest: /s/ Cynthia Switzer             By: /s/ Sarah Weiner
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


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